Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in Post-Effective Amendment No. 4 to the Registration Statement on Form SB-2 (No. 333-04612) of our report dated March 23, 2001, relating to the consolidated financial statements of U.S. Energy Systems, Inc. and subsidiaries, which is contained in that Registration Statement. We also consent to the reference to our firm under the caption "Experts."



/s/ Kostin, Ruffkess  & Company, LLC



West Hartford, Connecticut
May 23, 2001